UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2020

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2020, Noodles & Company (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Carl Lukach, 40, as Chief Financial Officer of the Company, effective November 30, 2020. Mr. Lukach will be responsible for leading the Company’s accounting, finance and supply chain operations and will be the Company’s principal financial officer. He will report directly to Chief Executive Officer Dave Boennighausen. The Company’s press release announcing Mr. Lukach’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Lukach, effective as of October 29, 2020 (the “Offer Letter”). The Offer Letter provides that, upon commencement of his employment with the Company, Mr. Lukach will receive the following compensation and benefits as Chief Financial Officer: (i) an annual base salary of $350,000; (ii) an annual bonus opportunity with a target amount equal to 60% of Mr. Lukach’s base salary, with the actual bonus amount based upon achievement of Company and individual performance targets; (iii) a sign-on bonus of $50,000 and (iv) an initial equity grant under the Company’s Equity Incentive Plan equal to $100,000 and a 2021 annual grant valued at $400,000, comprised of 50% performance-based restricted stock units and 50% restricted stock units. Mr. Lukach is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan. Either Mr. Lukach or the Company may terminate Mr. Lukach’s employment at any time for any reason.

Mr. Lukach brings more than 17 years of diverse financial leadership to Noodles. Most recently, he spent four years as VP Finance at Equinox, the namesake brand within Equinox Group, a high-growth collective of the world’s most influential lifestyle and digital brands. In this role, he oversaw finance, treasury, tax, strategic planning and financial operations, in addition to investor management and capital fund raising. Prior to Equinox, he held several roles in finance and corporate development for Abercrombie & Fitch (“A&F”), a global specialty retailer, where he led the successful expansion of the A&F and Hollister brands through outlet growth and new venture initiatives, including franchising, licensing, wholesale, and acquisitions. Prior to A&F, Mr. Lukach spent over a decade in investment banking at Credit Suisse with an industry focus in food and retail businesses. As a director, he was responsible for advising clients in capital fund raising and M&A transactions. He holds a bachelor’s degree in finance and psychology from Georgetown University.

There were no arrangements or understandings between Mr. Lukach and any other person pursuant to which Mr. Lukach was selected as an officer. There are no family relationships between Mr. Lukach and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Carl Lukach Employment Agreement
10.2	Carl Lukach Offer Letter
99.1	Noodles & Company Press Release, dated November 2, 2020
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: November 2, 2020	By:	/s/ KATHRYN LOCKHART
	Name:	Kathryn Lockhart
	Title:	Chief Accounting Officer